UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2024

Smartsheet Inc.
(Exact name of registrant as specified in its charter)

Washington	001-38464	20-2954357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 108th Ave NE, Suite 200
Bellevue,	WA
98004
(Address of principal executive offices and zip code)
(844)	324-2360
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value per share	SMAR	The New York Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On September 24, 2024, Smartsheet Inc. (“Smartsheet”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Einstein Parent, Inc., a Delaware corporation (“Parent”), and Einstein Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of investment funds managed by Blackstone Inc. (“Blackstone”), Vista Equity Partners (“Vista”), and a wholly owned subsidiary of the Abu Dhabi Investment Authority (“ADIA”). The board of directors of Smartsheet (the “Board”) has unanimously approved the Merger Agreement and the transactions contemplated thereby (collectively, the “Transactions”) and resolved to recommend that Smartsheet’s shareholders adopt the Merger Agreement.

The Merger Agreement provides that, among other things, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Smartsheet (the “Merger”), with Smartsheet surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each share of Smartsheet’s Class A common stock (each, a “Smartsheet Share”) that is issued and outstanding immediately prior to the Effective Time (other than Smartsheet Shares held by Smartsheet, Parent or Merger Sub, or shareholders who have, among other things, properly and timely exercised dissenters’ rights in accordance with the Washington Business Corporation Act), will automatically be converted into the right receive $56.50 in cash, without interest (the “Merger Consideration”).

Treatment of Smartsheet Equity Awards

At the Effective Time, each of Smartsheet’s compensatory stock options (each, a “Company Option”) that is vested in accordance with its terms and outstanding as of immediately prior to the Effective Time (each, a “Vested Company Option”) will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the excess, if any, of (a) the Merger Consideration over (b) the per-share exercise price for such Vested Company Option, by (ii) the total number of Smartsheet Shares underlying such Vested Company Option, subject to any required withholding of taxes.

At the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time and that is not a Vested Company Option (each, an “Unvested Company Option”) will be converted into the contingent right to receive an aggregate amount in cash, without interest, equal to the product obtained by multiplying (i) the excess, if any, of (a) the Merger Consideration over (b) the per-share exercise price for such Unvested Company Option, by (ii) the total number of Smartsheet Shares underlying such Unvested Company Option (the “Unvested Option Consideration”). Subject to the holder’s continued service with Parent and its affiliates (including the surviving corporation and its subsidiaries) through the applicable vesting dates, such Unvested Option Consideration will vest and become payable at the same time as the Company Option from which such Unvested Option Consideration was converted would have vested pursuant to its terms and will otherwise generally remain subject to the same terms and conditions as were applicable to the underlying Unvested Company Option immediately prior to the Effective Time, including vesting acceleration terms with respect to receipt of the Unvested Option Consideration.

At the Effective Time, each Company Option, whether vested or unvested, with an exercise price that is equal to or greater than the Merger Consideration will be cancelled without any cash payment or other consideration being made in respect of such Company Option.

At the Effective Time, each of Smartsheet’s restricted stock units that vests solely on the basis of time (each, a “Company RSU”) that is outstanding as of immediately prior to the Effective Time and is either (i) held by a non-employee member of the Board (whether vested or unvested) or (ii) vested in accordance with its terms but not yet settled as of the Effective Time (each, a “Vested Company RSU”) will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the total number of Smartsheet Shares underlying such Vested Company RSU, by (b) the Merger Consideration, subject to any required withholding of taxes.

At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time and not a Vested Company RSU (each, an “Unvested Company RSU”) will be converted into the contingent right to receive an aggregate amount in cash, without interest, equal to the product obtained by multiplying (i) the total number of Smartsheet Shares underlying such Unvested Company RSU, by (ii) the Merger Consideration (the “Unvested RSU Consideration”). Subject to the holder’s continued service with Parent and its affiliates (including the surviving corporation and its subsidiaries) through the applicable vesting dates, such Unvested RSU Consideration will vest and become payable at the same time as the Company RSU from which such Unvested RSU Consideration was converted would have vested pursuant to its terms and otherwise generally remain subject to the same terms and conditions as were applicable to the underlying Unvested Company RSU immediately prior to the Effective Time, including vesting acceleration terms with respect to receipt of the Unvested RSU Consideration.

At the Effective Time, each of Smartsheet’s restricted stock units that vests on the basis of, in whole or in part, performance (each, a “Company PSU”) that is outstanding as of immediately prior to the Effective Time and is vested in accordance with its terms but not yet settled as of the Effective Time (each, a “Vested Company PSU”) will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the total number of Smartsheet Shares underlying such Vested Company PSU, by (ii) the Merger Consideration, subject to any required withholding of taxes.

The achievement of applicable performance metrics of each Company PSU that is outstanding as of immediately prior to the Effective Time and not a Vested Company PSU (each, an “Unvested Company PSU”) for which the applicable performance period has not been completed, will be determined, prior to the Effective Time in good faith by the Board or a committee thereof in accordance with the terms of the applicable Company PSU award agreement (any achieved Unvested Company PSUs, the “Achieved Unvested Company PSUs”). At the Effective Time, each Achieved Unvested Company PSU will be converted into the contingent right to receive an aggregate amount in cash, without interest, equal to the product obtained by multiplying (i) the total number of Smartsheet Shares underlying such Achieved Unvested Company PSU, by (ii) the Merger Consideration (the “Unvested PSU Consideration”). Subject to the holder’s continued service with Parent and its affiliates (including the surviving corporation and its subsidiaries) through the applicable vesting dates, such Unvested PSU Consideration will vest and become payable at the same time as the Company PSU from which such Unvested PSU Consideration was converted would have vested pursuant to its terms and shall otherwise generally remain subject to the same terms and conditions as were applicable to the underlying Achieved Unvested Company PSU immediately prior to the Effective Time, including vesting acceleration terms with respect to receipt of the Unvested PSU Consideration.

Closing Conditions

Completion of the Merger is subject to the satisfaction or waiver of certain customary closing conditions, including (1) the adoption of the Merger Agreement by the holders of a majority of outstanding shares of Smartsheet’s capital stock (the “Smartsheet Shareholder Approval”), (2) the expiration (or earlier termination) of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the receipt of certain non-U.S. regulatory approvals, (4) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger, (5) the accuracy of each party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (6) each party’s compliance in all material respects with their respective obligations under the Merger Agreement, and (7) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement.

Go Shop; No Solicitation

Beginning as of the date of the Merger Agreement and continuing until 11:59 p.m., Pacific time, on November 8, 2024 (the “Go-Shop Period”), Smartsheet has the right to, among other things, (1) solicit alternative acquisition proposals, (2) provide information (including non-public information) to third parties in connection therewith pursuant to an acceptable confidentiality agreement, and (3) initiate or continue discussions with third parties in connection therewith, in each case except for parties who, among other things, entered into a confidentiality agreement with Smartsheet with respect to a potential acquisition proposal during the period beginning on March 31, 2024 and ending on the date of the Merger Agreement (each such third party, a “No-Shop Party”).

From and after (x) in the case of No-Shop Parties, the date of the Merger Agreement and (y) in the case of other third parties, 11:59 p.m., Pacific time, on November 8, 2024 (the “No-Shop Date”), Smartsheet must comply with customary non-solicitation restrictions with respect to alternative acquisition proposals. Smartsheet may, however, prior to obtaining the Smartsheet Shareholder Approval, engage in discussions or negotiations and provide non-public information to any third party that has made a bona fide, written alternative acquisition proposal that did not result from a material breach of such “no-shop” restrictions, and that, among other things, the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes or could reasonably be expected to lead to or result in a Superior Proposal (as defined in the Merger Agreement).
Subject to certain customary “fiduciary out” exceptions, the Board is required to recommend that Smartsheet’s shareholders adopt the Merger Agreement.

Termination and Fees
Either Smartsheet or Parent may terminate the Merger Agreement in certain circumstances, including if (1) the Merger is not completed by April 24, 2025 (the “End Date”), subject to certain limitations, and provided that the End Date will automatically be extended to September 24, 2025 if certain regulatory conditions have not been satisfied as of the close of business on the date that is two business days immediately prior to the then-current End Date, (2) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger, subject to certain exceptions, (3) Smartsheet’s shareholders fail to adopt the Merger Agreement, or (4) the other party materially breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases to the right of the breaching party to cure the breach. Parent may terminate the Merger Agreement if, prior to receipt of the Smartsheet Shareholder Approval, the Board changes or withdraws its recommendation in favor of the Merger. Parent and Smartsheet may also terminate the Merger Agreement by mutual written consent.

Subject to certain limitations, Smartsheet is also entitled to terminate the Merger Agreement and receive a termination fee of $500,000,000 from Parent if (1) Parent fails to consummate the Merger in specified circumstances following the satisfaction or waiver of the applicable closing conditions or (2) Parent otherwise breaches its obligations under the Merger Agreement and such breach is uncured and would result in, and be the primary cause of, a failure of certain conditions to the consummation of the Merger to be satisfied.

If the Merger Agreement is terminated in certain other circumstances, including by Smartsheet in order to enter into a Superior Proposal or by Parent because the Board changes or withdraws its recommendation in favor of the Merger, Smartsheet would be required to pay Parent a termination fee of $250,000,000; provided that a lower fee of $125,000,000 will apply with respect to a termination by Smartsheet during the Go-Shop Period to enter into a Superior Proposal (unless such Superior Proposal was made by a No-Shop Party).

The Merger Agreement also provides that Smartsheet, on the one hand, and Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, except that Smartsheet may only cause Parent to consummate the Merger, and the Investor Group (as defined below) to provide the equity financing, if certain conditions are satisfied, including the funding or availability of the debt financing described under “Financing” below.

Financing

Parent has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement.

Funds advised by Blackstone and Vista, together with ADIA (collectively, the “Investor Group”), have committed to capitalize Parent at the closing of the Merger on the terms and subject to the conditions set forth in the equity commitment letters delivered by the applicable funds of the Investor Group. In addition, the Investor Group has guaranteed payment of the termination fee that may be payable by Parent under certain circumstances, as well as certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and the limited guarantees provided by the Investor Group to Smartsheet.

Pursuant to a debt commitment letter dated September 24, 2024, the lenders party thereto committed to provide Parent, at or prior to the closing of the Merger, with debt financing of approximately $3.2 billion. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of Parent’s and the Company’s representations and warranties and consummation of the Merger and the other transactions contemplated in the Merger Agreement.

Support Agreement

Concurrently with the execution of the Merger Agreement, Smartsheet entered into a Support Agreement (the “Support Agreement”) with VEPF VIII SPV I, L.P., a Delaware limited partnership and affiliate of Vista (“Investor”), pursuant to which the Investor agreed, among other things, to vote its Smartsheet Shares in favor of the adoption of the Merger Agreement and the approval of the Merger and against any other action, agreement or proposal which to its knowledge would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or any of the other Transactions. The Support Agreement also includes certain restrictions on transfer of Smartsheet Shares by the Investor. The foregoing description of the Support Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Support Agreement, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Other Terms of the Merger Agreement
Smartsheet has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct its business in all material respects in the ordinary course during the period between the date of the Merger Agreement and the completion of the Merger. The parties have agreed to use reasonable best efforts to take all actions necessary to consummate the Merger, including cooperating to obtain the regulatory approvals necessary to complete the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the Merger Agreement has been included to provide Smartsheet shareholders and other security holders with information regarding its terms and is not intended to provide any factual information about Smartsheet, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Smartsheet shareholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Smartsheet shareholders or other security holders. Smartsheet shareholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Smartsheet shareholders’ right to receive the Merger Consideration and the right of holders of Smartsheet equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Smartsheet, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Smartsheet’s public disclosures. Smartsheet acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Smartsheet, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Proxy Statement that Smartsheet will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Smartsheet will make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 8.01 - Other Events

On September 24, 2024, Smartsheet issued a press release announcing entry into the Merger Agreement (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction involving Smartsheet and affiliates of the Investor Group. In connection with the proposed transaction, Smartsheet intends to file with the SEC and furnish to shareholders a proxy statement seeking Smartsheet shareholder approval of the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Smartsheet may file with the SEC or send to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS OF SMARTSHEET ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SMARTSHEET AND THE PROPOSED TRANSACTION. The materials to be filed by Smartsheet will be made available to Smartsheet’s investors and shareholders at no expense to them and copies may be obtained free of charge on Smartsheet’s website at https://investors.smartsheet.com/. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Any vote in respect of resolutions to be proposed at Smartsheet’s shareholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement.

Participants in the Solicitation
Smartsheet and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of Smartsheet’s shareholders in connection with the proposed transaction under SEC rules. Information about Smartsheet’s directors and executive officers is set forth under the captions “Proposal 1–Election of Directors,” “Non-Employee Director Compensation,” “Executive Officers,” “Security Ownership of Certain Beneficial Owners, Directors, and Management,” “Executive Compensation,” “Pay Versus Performance” and “Equity Compensation Plan Information” sections of the definitive proxy statement for Smartsheet’s 2024 annual meeting of shareholders, filed with the SEC on May 1, 2024, and in Smartsheet’s Current Reports on Form 8-K filed with the SEC on March 14, 2024 and March 22, 2024. Additional information regarding ownership of Smartsheet’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on Smartsheet’s website at https://investors.smartsheet.com/.
Information concerning the interests of Smartsheet’s participants in the solicitation, which may, in some cases, be different than those of Smartsheet’s shareholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Forward-Looking Statements

This communication may contain forward-looking statements including, among other things, statements regarding the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; the prospective performance and outlook of Smartsheet’s business, performance and opportunities; as well as any assumptions underlying any of the foregoing. When used in this communication, or any other documents, words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “forecast,” “goal,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” and similar expressions should be considered forward-looking statements made in good faith by Smartsheet, as applicable. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are subject to risks, uncertainties, and assumptions that could cause Smartsheet’s actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (i) the ability to obtain the requisite approval from shareholders of Smartsheet; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for Smartsheet will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require Smartsheet to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on Smartsheet’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (vii) risks related to diverting management’s attention from Smartsheet’s ongoing business operations or the loss of one or more members of the management team; (viii) the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) Smartsheet’s ability to achieve future growth and sustain its growth rate; (x) Smartsheet’s ability to attract and retain talent; (xi) Smartsheet’s ability to attract and retain customers (including government customers) and increase sales to its customers; (xii) Smartsheet’s ability to develop and release new products and services and to scale its platform; (xiii) Smartsheet’s ability to increase adoption of its platform through its self-service model; (xiv) Smartsheet’s ability to maintain and grow its relationships with channel and strategic partners; (xv) the highly competitive and rapidly evolving market in which Smartsheet participates; (xvi) Smartsheet’s ability to identify targets for, execute on, or realize the benefits of, potential acquisitions; and (xvii) its international expansion strategies. Further information on risks that could affect Smartsheet’s results is included in its filings with the SEC, including its most recent Quarterly Report on Form 10-Q and its Annual Report on Form 10-K for the fiscal year ended January 31, 2024, and any current reports on Form 8-K that it may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Except as required by applicable law, Smartsheet assumes no obligation to, and does not currently intend to, update or supplement any such forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date of this communication.

Item 9.01 - Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 24, 2024, by and among Smartsheet, Einstein Parent, Inc. and Einstein Merger Sub, Inc.
10.1	Support Agreement, dated September 24, 2024, by and between Smartsheet and VEPF VIII SPV I, L.P.
99.1	Press release dated September 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSHEET INC.

		By:	/s/ Pete Godbole
		Name:	Pete Godbole
		Title:	Chief Financial Officer & Treasurer

Date:	September 24, 2024